UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 4, 2011

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 2, 2011, WebMD Health Corp. issued a press release announcing its results for the quarter ended June 30, 2011 which also included financial guidance for the quarter ending September 30, 2011 reflecting expected revenue of $135 million to $140 million and expected Adjusted EBITDA of approximately 29% of revenue. In response to a question during the webcasted Annual Meeting of Stockholders on October 4, 2011, WebMD management indicated that, on a preliminary basis, it expects:

•	revenue to be at the lower end of the range of the guidance provided on August 2, 2011; and

•	Adjusted EBITDA to be slightly above 29% of revenue.

WebMD management indicated that they were not updating the guidance for the fourth quarter and full year 2011 provided on August 2, 2011 because sales orders that came in during the third quarter, which just ended several days ago, are currently being evaluated to estimate the related revenue expected to be recognized in the fourth quarter of 2011 and in 2012. Additionally, management noted that WebMD has, in prior years, seen significant sales activity during the fourth quarter that resulted in revenues recognized during that quarter, but that such activity typically happens later in the quarter. WebMD management also stated that WebMD has repurchased approximately 1.4 million shares under its existing stock buyback program. The buyback program, which originally provided for repurchases of up to $75 million, had approximately $32 million remaining available for repurchases as of the close of business on October 3, 2011.

The information regarding expected third quarter results included in this Item 2.02 is preliminary and is subject to adjustment as WebMD completes its normal closing process. WebMD plans to release its third quarter results on November 2, 2011, at approximately 4:00 p.m. (Eastern time) and to hold a conference call with investors and analysts to discuss its third quarter results at 4:45 p.m. (Eastern time) on that day. The call can be accessed at www.wbmd.com (in the Investor Relations section). A replay of the audio webcast will be available at the same web address.

The information contained or incorporated by reference in this Item 2.02 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. Exhibit 99.4 to the Current Report filed by WebMD on August 2, 2011, which is entitled “Explanation of Non-GAAP Financial Measures,” is hereby incorporated by reference into this Item 2.02 pursuant to General Instruction B.3 of Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: October 4, 2011	By:	/s/ Lewis H. Leicher
Lewis H. Leicher Senior Vice President

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